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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.


                                 March 30, 1998
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                                   eSoft, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Delaware                                      84-0938960
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(State or other jurisdiction of                   I.R.S. Employer I. D. Number
 incorporation or organization)


5335 Sterling Dr., Suite C  Boulder, Colorado               80301
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  (Address of principal executive offices)                (zip code)

Registrant's telephone number, including area code:    (303) 444-1600
                                                       --------------



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ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         On March 16, 1998 the Registrant completed its Initial Public Offering
(IPO), on the Vancouver Stock Exchange, of 1,550,000 shares of its common stock at a price of US $1.00 per share for a total offering of US $1,550,000. The offering was underwritten by C.M. Oliver & Company Ltd.(The "Agent") and was made pursuant to the requirements of Regulation S under the Securities Act of 1933 (The "Act") to non US Persons. The shares offered were therefore exempt from registration under the Act. The net cash proceeds to the Registrant from the Canadian Offering were approximately US $1,158,250 after payment of US $116,750 commissions to the Agent (7.5% of the offering price) and the payment of other expenses of the offering, estimated at US $350,000, of which US $75,000 was evidenced by a promissory note that was paid, pursuant to the Registrant's option, by the issuance of shares of common stock valued at $1.00 per share.

         The net cash proceeds to the Company from the Canadian Offering are proposed to be used as follows (in US Dollars):

         Capital Equipment Purchases                                $  196,000
         Research and Development                                      214,000
         Sales and Distribution Channel Development                    340,000
         Working Capital(1)                                         $  408,250
                                                                    ----------
         Total                                                      $1,158,250
                                                                    ----------

(1) Salaries for planned additional sales and marketing and administrative personnel, planned at approximately $412,000 over the next 12 months, will be paid from working capital, partially contributed by proceeds of the offering.

In the event that the proceeds of the offering, together with cash flow from operations, if any, is insufficient to meet all of the expenses to which the proceeds have been allocated, the Company will be required to re-evaluate its planned expenditures and allocate its total resources in such manner as the Board of Directors and management deems to be in the best interest of the Company. Moreover, the Board of Directors and Management may, for business reasons, reallocate funds among these or other uses in order to achieve the Company's operating objectives.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 eSoft, Inc.


Date: March 30, 1998                             By: /s/ Regis Frank
                                                    -------------------------
                                                     Regis Frank
                                                     President and COO